                                                                    Exhibit 10.6

             AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT


                                     made by

                           HANOVER COMPRESSOR COMPANY

                     HANOVER COMPRESSION LIMITED PARTNERSHIP

                        and certain of their Subsidiaries

                                   in favor of

                              JPMORGAN CHASE BANK,
                               as Collateral Agent

                          Dated as of January 31, 2003,
                 as amended and restated as of February 14, 2003

                                Table of Contents

                                                                                               Page
                                                                                               ----
SECTION 1.        DEFINED TERMS                                                                   2
  1.1      Definitions                                                                            2
  1.2      Other Definitional Provisions                                                          6

SECTION 2.        GUARANTEE                                                                       6
  2.1      Guarantee                                                                              6
  2.2      Right of Contribution                                                                  7
  2.3      No Subrogation                                                                         7
  2.4      Amendments, etc. with respect to HCC Obligations                                       7
  2.5      Guarantee Absolute and Unconditional                                                   8
  2.6      Reinstatement                                                                          9
  2.7      Payments                                                                               9

SECTION 3.        GRANT OF SECURITY INTEREST                                                      9

SECTION 4.        REPRESENTATIONS AND WARRANTIES                                                 10
  4.1      Title; No Other Liens                                                                 10
  4.2      Perfected First Priority Liens                                                        10
  4.3      Jurisdiction of Organization; Chief Executive Office                                  10
  4.4      [Intentionally Reserved]                                                              10
  4.5      Farm Products                                                                         11
  4.6      Investment Property                                                                   11
  4.7      Receivables                                                                           11
  4.8      Intellectual Property                                                                 11

SECTION 5.        COVENANTS                                                                      11
  5.1      Delivery of Instruments, Certificated Securities and Chattel Paper                    11
  5.2      Maintenance of Insurance                                                              12
  5.3      [Intentionally Reserved]                                                              12
  5.4      Maintenance of Perfected Security Interest; Further Documentation                     12
  5.5      Changes in Locations, Name, etc                                                       12
  5.6      Notices                                                                               13
  5.7      Investment Property                                                                   13
  5.8      Receivables                                                                           14
  5.9      Intellectual Property                                                                 14
  5.10     Vehicles                                                                              15

SECTION 6.        REMEDIAL PROVISIONS                                                            15
  6.1      Certain Matters Relating to Receivables                                               15
  6.2      Communications with Obligors; Grantors Remain Liable                                  15
  6.3      Pledged Stock                                                                         16
  6.4      Proceeds to be Turned Over To Collateral Agent                                        17
  6.5      Application of Proceeds                                                               17
  6.6      Code and Other Remedies                                                               17
  6.7      Private Sales                                                                         18
  6.8      Deficiency                                                                            18

SECTION 7.        THE COLLATERAL AGENT                                     18
  7.1      Collateral Agent's Appointment as Attorney-in-Fact, etc         18
  7.2      Duty of Collateral Agent                                        20
  7.3      Execution of Financing Statements                               20
  7.4      Authority of Collateral Agent                                   20
  7.5      Appointment of Collateral Agent                                 20

SECTION 8.        MISCELLANEOUS                                            22
  8.1      Amendments in Writing                                           22
  8.2      Notices                                                         22
  8.3      No Waiver by Course of Conduct; Cumulative Remedies             23
  8.4      Enforcement Expenses; Indemnification                           23
  8.5      Successors and Assigns                                          23
  8.6      Set-Off                                                         23
  8.7      Counterparts                                                    24
  8.8      Severability                                                    24
  8.9      Section Headings                                                24
  8.10     Integration                                                     24
  8.11     GOVERNING LAW                                                   24
  8.12     Submission To Jurisdiction; Waivers                             24
  8.13     Acknowledgements                                                25
  8.14     Additional Grantors                                             25
  8.15     Releases                                                        25
  8.16     WAIVER OF JURY TRIAL                                            25

SCHEDULES

Schedule 1        Notice Addresses
Schedule 2        Perfection Matters
Schedule 3        Jurisdictions of Organization and Chief Executive Offices

                       GUARANTEE AND COLLATERAL AGREEMENT

     GUARANTEE AND COLLATERAL AGREEMENT, dated as of January 31, 2003, as amended and restated as of February 14, 2003, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of JPMorgan Chase Bank, as Collateral Agent (in such capacity, the "Collateral Agent") for the Secured Parties (as hereinafter defined)

                              W I T N E S S E T H:

     WHEREAS, certain of the Grantors and JPMorgan Chase Bank, as administrative agent, are parties to the Guarantee and Collateral Agreement dated as of January 31, 2003 (the "Original Guarantee and Collateral Agreement");

     WHEREAS, the parties to the Original Guarantee and Collateral Agreement desire to amend and restate the Original Guarantee and Collateral Agreement pursuant to this Agreement in order to, among other things (i) include the Synthetic Guarantee Obligations (as hereinafter defined) as obligations which are secured and guaranteed hereunder and (ii) cause JPMorgan Chase Bank to agree to act as collateral agent for the benefit of the Secured Parties (as hereinafter defined);

     WHEREAS, pursuant to the Amendment dated as of January 31, 2003 the Guarantors are required to enter into this Agreement on or before February 14, 2003;

     WHEREAS, Hanover Compressor Company ("Holdings") and Hanover Compression Limited Partnership (formerly known as Hanover Compression Inc.) ("HCC") are parties to the Transaction Documents (as hereinafter defined), pursuant to which the Secured Parties have made extensions of credit to HCC upon the terms and subject to the conditions set forth therein;

     WHEREAS, the Grantors have requested that the Secured Parties continue making loans and other financial accommodations available to HCC;

     WHEREAS, Holdings is a member of an affiliated group of companies that includes each other Grantor;

     WHEREAS, the proceeds of the extensions of credit under the Transaction Documents have been and will continue to be used in part to enable HCC to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

     WHEREAS, HCC and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the continued making of the extensions of credit under the Transaction Documents; and

     NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent and the Lenders to continue to make their respective extensions of credit to HCC under the Transaction Documents and to satisfy the requirements of the Amendment, the Original Guarantee and Collateral Agreement is hereby amended and restated, as follows:

                            SECTION 1. DEFINED TERMS

     1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Senior Credit Agreement are used herein as therein defined, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

     (b) The following terms shall have the following meanings:

          "Agreement": the Original Guarantee and Collateral Agreement, as amended and restated by this Guarantee and Collateral Agreement, as the same may be further amended, supplemented or otherwise modified from time to time.

          "Collateral": as defined in Section 3.

          "Collateral Account": any collateral account established by the Collateral Agent as provided in Section 6.1 or 6.4.

          "Copyrights": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

          "Copyright Licenses": any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

          "Event of Default": as defined n the Senior Credit Agreement.

          "Excluded Equipment Lease Property": any property or assets of any Grantor that is subject to a Lien that secures any Equipment Lease Transaction. Notwithstanding anything to the contrary contained herein, it is intended that the Excluded Equipment Lease Property shall in no event be pledged hereunder or required to be pledged hereunder as long as such Property secures an Equipment Lease Transaction.

          "Excluded Foreign Subsidiary Stock": any shares of Capital Stock of Foreign Subsidiaries exceeding 66% of the outstanding voting Capital Stock of each Foreign Subsidiary. Notwithstanding anything to the contrary contained herein, it is intended that such Excluded Foreign Subsidiary Stock shall in no event be pledged hereunder or required to be pledged hereunder.

          "Default": any default or event of default under any Transaction Document.

          "Deposit Account": as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

          "Derivatives Agreements": any agreement entered into by Holdings or any of its Subsidiaries pursuant to Subsection 8.9 of the Senior Credit Agreement or pursuant to Subsection 11.9 of any Synthetic Guarantee.

          "Event of Default": as defined in the Senior Credit Agreement.

          "Foreign Subsidiary": any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

          "Foreign Subsidiary Voting Stock": the voting Capital Stock of any Foreign Subsidiary.

          "Guarantor Obligations": with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document (as defined in the Senior Credit Agreement) to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to the Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any such Loan Document).

          "Guarantors": the collective reference to each Grantor other than HCC and Non-Guarantor Subsidiaries.

          "HCC Obligations": the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations under the Senior Credit Agreement and all other obligations and liabilities of HCC (including, without limitation, interest accruing at the then applicable rate provided in the Senior Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Senior Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to HCC, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender under the Senior Credit Agreement (or, in the case of any Derivatives Agreements, any Affiliate of any such Lender) whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Senior Credit Agreement, this Agreement, the other Loan Documents (as defined in the Senior Credit Agreement), any Letter of Credit, any Derivatives Agreements or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by HCC pursuant to the terms of any of the foregoing agreements).

          "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Intercompany Note": any promissory note evidencing loans made by any Grantor to Holdings or any of its Subsidiaries.

          "Investment Property": the collective reference to (i) all "investment property" as such term is defined in Section 9-102(a)(49) of the New York UCC (other than Excluded Foreign Subsidiary Stocks) and (ii) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Stock.

          "Issuers": the collective reference to each issuer of any Investment Property.

          "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

          "Obligations": (i) in the case of HCC and each Non-Guarantor Subsidiary, Secured Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

          "Non-Guarantor Subsidiary": each Subsidiary identified only as a Grantor on the signature pages hereto together with each Subsidiary which is required to execute this Agreement pursuant to subsection 7.10 of the Senior Credit Agreement or subsection 10.10 of each of the Synthetic Guarantees unless, in each case, (i) such Subsidiary has guaranteed payment of all or any portion of the Guarantee Obligations (as defined in the 2001A Participation Agreement and 2001B Participation Agreement) or (ii) such Subsidiary is requested to become a Guarantor by the Collateral Agent or the Required Secured Parties.

          "Participation Agreements": the 1999A Participation Agreement, the 2000A Participation Agreement and the 2000B Participation Agreement (each a "Participation Agreement", and collectively, the "Participation Agreements")

          "Patents": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (iii) all rights to obtain any reissues or extensions of the foregoing.

          "Patent License": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

          "Pledged Notes": all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

          "Pledged Stock": any shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect, but excluding the Excluded Foreign Subsidiary Stock.

          "Proceeds": all "proceeds" as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

          "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

          "Required Secured Parties": collectively, the Required Lenders (as defined in the Senior Credit Agreement) and the Required Lenders (as defined in Annex A to each of the Participation Agreements).

          "Secured Obligations": the collective reference to the HCC Obligations and the Synthetic Guarantee Obligations.

          "Secured Parties": the Senior Credit Agreement Lenders, the Synthetic Lease Lenders , the Investors (as defined in Annex A to each of the Participation Agreements), their respective affiliates and each other Person to whom HCC owes or may in the future owe a payment or performance obligation under the Synthetic Guarantees.

          "Securities Act": the Securities Act of 1933, as amended.

          "Senior Credit Agreement": the Credit Agreement, dated as of December 15, 1997, as amended and restated on December 3, 2001 (as may be further amended, supplemented or otherwise modified from time to time), among Holdings, HCC, the banks and other financial institutions parties thereto from time to time (the "Senior Credit Agreement Lenders") and JPMorgan Chase Bank as administrative agent, and any credit agreement refinancing, refunding, replacing, or increasing the same, whether or not with the same parties.

          "Subsidary Guarantor": each Guarantor which is a Subsidiary of Holdings.

          "Synthetic Credit Agreements": the Credit Agreement dated as of June 15, 1999 (as amended, supplemented or otherwise modified from time to time), among Hanover Equipment Trust 1999A, as borrower, the several lenders from time to time parties thereto (the "1999A Lenders"), the managing agents thereto and The Chase Manhattan Bank, as agent, (ii) the Credit Agreement dated as of March 13, 2000 (as amended, supplemented or otherwise modified from time to time), among Hanover Equipment Trust 2000A, as borrower, the several lenders from time to time parties thereto (the "2000A Lenders"), Industrial Bank of Japan, LTD., as syndication agent, The Bank of Nova Scotia, as documentation agent and The Chase Manhattan Bank, as agent and (iii) the Credit Agreement dated as of October 27, 2000 (as amended, supplemented or otherwise modified from time to time), among Hanover Equipment Trust 2000B, as borrower, the several lenders from time to time parties thereto (the "2000B Lenders, and together with the 1999A Lenders and the 2000A Lenders, the "Synthetic Lease Lenders"), National Westminster Bank PLC, as managing agent, Citibank, N.A., Credit Suisse First Boston and The Industrial Bank of Japan, Ltd., as co-agents and The Chase Manhattan Bank, as agent (each a "Synthetic Credit Agreement" and, collectively, the "Synthetic Credit Agreements").

          "Synthetic Guarantee Obligations": all obligations and liabilities of HCC (including, without limitation, interest accruing and the then applicable rate provided in the applicable Transaction Document after the maturity of any obligation guaranteed by a Synthetic Lease and interest accruing at the then applicable rate provided in the applicable Transaction Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to HCC, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Collateral Agent or any Secured Party under the Synthetic Guarantees, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with the Synthetic Guarantees.

          "Synthetic Guarantees": (i) the Guarantee dated as of June 15, 1999 (as amended and restated through March 13, 2000 and as further amended, supplemented or otherwise modified from time to time), made by Holdings, HCC, and certain of their subsidiaries listed on the signature pages, in favor of Hanover Equipment Trust 1999A, The Chase Manhattan Bank, as agent, and certain lenders and investors, (ii) the Guarantee dated as of March 13, 2000 (as amended, supplemented or otherwise modified from time to time), made by Holdings, HCC and certain of their subsidiaries listed on the signature pages thereto, in favor of Hanover Equipment Trust 2000A, The Chase Manhattan Bank, as agent, and certain lenders and investors and (iii) the Guarantee dated as of October 27, 2000 (as amended, supplemented or otherwise modified from time to time), made by Holdings, HCC and certain of their subsidiaries listed on the signature pages thereto, in favor of Hanover Equipment Trust 2000B, The Chase Manhattan Bank, as agent, and certain lenders and investors (each a "Synthetic Guarantee" and, collectively, the "Synthetic Guarantees").

          "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (ii) the right to obtain all renewals thereof.

          "Trademark License": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

          "Transaction Documents": the Senior Credit Agreement (and the Loan Documents as described and defined therein), the Synthetic Credit Agreements, the Synthetic Guarantees, each Lease (as defined in each Synthetic Guarantee), the Participation Agreements and the Derivatives Agreements, as the same may be amended from time to time.

          "Vehicles": all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

     1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                              SECTION 2. GUARANTEE

     2.1 Guarantee. (a) This guarantee supplements the existing Holdings Guarantee and the existing Subsidiaries Guarantee (each as defined in the Senior Credit Agreement) and each of the Guarantees (as defined in Annex A to each of the Participation Agreements). Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by HCC when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

     (b) Anything herein or in any Transaction Document, Loan Document (as defined in the Senior Credit Agreement) or Credit Document (as defined in Annex A to each of the Participation Agreements) to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Transaction Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

     (c) Each Guarantor agrees that the Secured Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Collateral Agent or any Secured Party hereunder.

     (d) The guarantee contained in this Section 2 shall remain in full force and effect until all Secured Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Transaction Documents HCC may be free from any Secured Obligations.

     (e) No payment made by HCC, any of the Guarantors, any other guarantor or any other Person or received or collected by the Collateral Agent or any Secured Party from HCC, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder (other than any payment made by such Person in respect of Secured Obligations or any payment received or collected from such Person in respect of Secured Obligations). Each Guarantor shall remain liable for the Secured Obligations up to the maximum liability of such Guarantor hereunder until Secured Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated

     2.2 Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Collateral Agent and the Secured Parties, and each Subsidiary Guarantor shall remain liable to the Collateral Agent and the Secured Parties for the full amount guaranteed by such Subsidiary Guarantor hereunder.

     2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Collateral Agent or any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any Secured Party against HCC or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any Secured Party for the payment of Secured Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from HCC or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Collateral Agent and the Secured Parties by HCC on account of Secured Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Secured Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against Secured Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine.

     2.4 Amendments, etc. with respect to Secured Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of Secured Obligations made by the Collateral Agent or any Secured Party may be rescinded by the Collateral Agent or such Secured Party and any of the Secured Obligations continued, and Secured Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any Secured Party, and the Transaction Documents, the other Loan Documents (as defined in the Senior Credit Agreement) and the other Credit Documents (as defined in Annex A to each of the Participation Agreements) and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent (or the Required Secured Parties or all Secured Parties, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

     2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by the Collateral Agent or any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between HCC and any of the Guarantors, on the one hand, and the Collateral Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon HCC or any of the Guarantors with respect to the Secured Obligations. Each Guarantor understands and agrees that, to the fullest extent permitted under applicable law, the guarantee contained in this
Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Transaction Documents or any other Loan Document (as defined in the Senior Credit Agreement) or any other Credit Document (as defined in Annex A to each of the Participation Agreements), any of the Secured Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by HCC or any other Person against the Collateral Agent or any Secured Party, or
(c) any other circumstance whatsoever (with or without notice to or knowledge of HCC or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of HCC for the Secured Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against HCC, any other Guarantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from HCC, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of HCC, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any Secured Party against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

     2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of HCC or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, HCC or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

     2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in Dollars at the Funding Office.

                     SECTION 3. GRANT OF SECURITY INTEREST

     Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations,:

     (a) all Accounts;

     (b) all Chattel Paper;

     (c) all Deposit Accounts;

     (d) all Documents;

     (e) all Equipment;

     (f) all General Intangibles;

     (g) all Instruments;

     (h) all Intellectual Property;

     (i) all Inventory;

     (j) all Investment Property;

     (k) all Letter-of-Credit Rights;

     (l) all Vehicles and title documents with respect to Vehicles;

     (m) all other property not otherwise described above;

     (n) all books and records pertaining to the Collateral; and

     (o) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

     provided, however, that notwithstanding any of the other provisions set forth in this Section 3, (i) this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law and (ii) the Collateral shall in no event include the Excluded Foreign Subsidiary Stock or the Excluded Equipment Lease Property.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

     To induce the Collateral Agent and the Secured Parties to continue to make their respective extensions of credit to HCC under the Transaction Documents, each Grantor hereby represents and warrants to the Collateral Agent and each Secured Party that:

     4.1 Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Senior Credit Agreement, (or, if the Senior Credit Agreement shall have been paid in full or terminated, by the last version of the Senior Credit Agreement as in effect immediately prior to such payment in full or termination) such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Senior Credit Agreement (or, if the Senior Credit Agreement shall have been paid in full or terminated, by the last version of the Senior Credit Agreement as in effect immediately prior to such payment in full or termination).

     4.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) constitute valid perfected security interests (to the extent that such perfection may be achieved through the filing of a Uniform Commercial Code financing statement in the appropriate filing office) in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Senior Credit Agreement (or, if the Senior Credit Agreement shall have been paid in full or terminated, by the last version of the Senior Credit Agreement as in effect immediately prior to such payment in full or termination) which have priority over the Liens on the Collateral.

     4.3 Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor's chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 3. Such Grantor has furnished to the Collateral Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.

     4.4 [Intentionally Reserved]

     4.5 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

     4.6 Investment Property. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 66% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

     (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

     (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except
(i) the security interest created by this Agreement, (ii) Liens permitted by subsection 8.3(a) of the Senior Credit Agreement (or, if the Senior Credit Agreement shall have been paid in full or terminated, by the last version of the Senior Credit Agreement as in effect immediately prior to such payment in full or termination), and (iii) encumbrances and minor irregularities of title that, in the aggregate, are not substantial in amount and that in any case do not materially detract from the value of such Investment Property.

     4.7 Receivables. The amounts represented by such Grantor to the Secured Parties from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate in all material respects.

     4.8 Intellectual Property. (a) On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person.

     (b) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

     (c) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor's ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.

                              SECTION 5. COVENANTS

     Each Grantor covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

     5.1 Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall, if requested by the Collateral Agent or the Required Secured Parties, be promptly delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

     5.2 Maintenance of Insurance. (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies insuring such Grantor, the Collateral Agent and the Secured Parties against liability for personal injury and property damage relating to such Inventory, Equipment and Vehicles, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Collateral Agent and the Secured Parties.

     (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as insured party or loss payee, and
(iii) be reasonably satisfactory in all other respects to the Collateral Agent.

     5.3 [Intentionally Reserved]

     5.4 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest (it being agreed that, unless other means of perfection have been requested by the Collateral Agent or the Required Secured Parties, such perfected security interest is only to the extent that perfection may be achieved through the filing of a Uniform Commercial Code financing statement in the appropriate filing office) having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Transaction Documents to dispose of the Collateral.

     (b) Such Grantor will furnish to the Collateral Agent and the Secured Parties from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request, all in reasonable detail.

     (c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and
(ii) in the case of Investment Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

     (d) Notwithstanding any other provision of the Transaction Documents to the contrary, the Grantors shall not be required to take any action to perfect the security interests created hereunder except for filing of properly completed Uniform Commercial Code financing statements in appropriate filing offices unless otherwise requested by the Collateral Agent or the Required Secured Parties.

     5.5 Changes in Locations, Name, etc. Such Grantor will not, except upon 15 days' prior written notice to the Collateral Agent and delivery to the Collateral Agent of all additional executed financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein:

          (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.3; or

          (ii) change its name.

     5.6 Notices. Such Grantor will advise the Collateral Agent and the Secured Parties promptly, in reasonable detail, of any Lien (other than security interests created hereby or Liens permitted under the Senior Credit Agreement (or, if the Senior Credit Agreement shall have been paid in full or terminated, by the last version of the Senior Credit Agreement as in effect immediately prior to such payment in full or termination)) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder.

     5.7 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall, if requested by the Collateral Agent or the Required Secured Parties, accept the same as the agent of the Collateral Agent and the Secured Parties, hold the same in trust for the Collateral Agent and the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, if requested by the Collateral Agent or the Required Secured Parties, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, if requested by the Collateral Agent or the Required Secured Parties, hold such money or property in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

     (b) Without the prior written consent of the Collateral Agent, such Grantor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Transaction Documents),
(ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

     (c) In the case of each Grantor which is an Issuer, such Issuer agrees that
(i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) the terms of Sections 6.3(c) and 6.7(b) shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7(b) with respect to the Investment Property issued by it.

     5.8 Receivables. Other than in the ordinary course of business, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

     5.9 Intellectual Property. (a) Such Grantor (either itself or through licensees) will not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material Trademark may become invalidated or impaired in any material way.

     (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

     (c) Such Grantor (either itself or through licensees) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise materially impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

     (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe, in any material way, the intellectual property rights of any other Person.

     (e) Such Grantor will notify the Collateral Agent and the Secured Parties promptly if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any material and adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

     (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall, if so requested by the Collateral Agent, report such filing to the Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent's and the Secured Parties' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

     (g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright

Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

     (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Agent after a Responsible Officer of such Grantor learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

     5.10 Vehicles. No Grantor shall be required to take any action to perfect any security interest in Vehicles created pursuant to this Agreement.

                         SECTION 6. REMEDIAL PROVISIONS

     6.1 Certain Matters Relating to Receivables. (a) The Collateral Agent hereby authorizes each Grantor to collect such Grantor's Receivables, and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor,
(i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in
Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

     (b) At the Collateral Agent's request after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

     6.2 Communications with Obligors; Grantors Remain Liable. (a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Collateral Agent's satisfaction the existence, amount and terms of any Receivables.

     (b) Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

     (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the

Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     6.3 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer, to the extent permitted in the Senior Credit Agreement (or, if the Senior Credit Agreement shall have been paid in full or terminated, by the last version of the Senior Credit Agreement as in effect immediately prior to such payment in full or termination), and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which would be inconsistent with or result in any violation of any provision of the Transaction Documents, this Agreement or any other Loan Document (as defined in the Senior Credit Agreement) or any other Credit Documents (as defined in Annex A to each of the Participation Agreements).

     (b) If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as the Collateral Agent may determine, and (ii) any or all of the Investment Property shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and
(y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

     (c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent.

     6.4 Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

     6.5 Application of Proceeds. At such intervals as may be agreed upon by HCC and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent's election, the Collateral Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, in payment of the Obligations in such order as the Collateral Agent may elect, and any part of such funds which the Collateral Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Collateral Agent to HCC or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to HCC or to whomsoever may be lawfully entitled to receive the same.

     6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

     6.7 Private Sales. (a) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

     (b) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this
Section 6.7 will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Senior Credit Agreement.

     6.8 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

                        SECTION 7. THE COLLATERAL AGENT

     7.1 Collateral Agent's Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

          (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral

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

     Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

          (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent's and the Secured Partys' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

          (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

          (iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's and the Secured Partys' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

     Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

     (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

     (c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Senior Credit Agreement (or, if the Senior Credit Agreement shall have been paid in full or terminated, by the last version of the Senior Credit Agreement as in effect immediately prior to such payment in full or termination), from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

     (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     7.2 Duty of Collateral Agent. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent's and the Secured Partys' interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

     7.3 Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Grantor authorizes the Collateral Agent to use the collateral description "all personal property" in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof.

     7.4 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Transaction Documents and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

     7.5 Appointment of Collateral Agent. (a) Each Secured Party hereby irrevocably appoints the Collateral Agent as its agent and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

     (b) The bank serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Secured Party as any other Secured Party and may exercise the same as though it were not the Collateral Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings or any of its Subsidiaries as if it were not the Collateral Agent hereunder.

     (c) The Collateral Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Collateral Agent is required to exercise in writing as directed by the Required Secured Parties (or such other number or percentage of the Secured Parties as shall be necessary under the circumstances as provided in Section 8.1), and (c) except as expressly set forth herein, the Collateral Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings or any of its Subsidiaries that is communicated to or obtained by the bank serving as Collateral Agent or any of its Affiliates in any capacity. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Secured Parties (or such other number or percentage of the Secured Parties as shall be necessary under the circumstances as provided in Section 8.1) or in the absence of its own gross negligence or willful misconduct. The Collateral Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Collateral Agent by HCC or a Secured Party, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document.

     (d) The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for HCC), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     (e) The Collateral Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent in connection with its activities as Collateral Agent.

     (f) Subject to the appointment and acceptance of a successor Collateral Agent as provided in this paragraph, the Collateral Agent may resign at any time by notifying the Secured Parties and HCC. Upon any such resignation, the Required Secured Parties shall have the right, to appoint a successor, which successor shall be subject to the approval of HCC (such approval not to be unreasonably withheld or delayed). If no successor shall have been so appointed by the Required Secured Parties and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank, which successor shall be subject to the approval of HCC (such approval not to be unreasonably withheld or delayed). Upon the acceptance of its appointment as Collateral Agent hereunder by a successor and the approval of HCC as required above, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After the Collateral Agent's resignation hereunder, the provisions of this Article and Section 7.5 hereof shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Agent.

     (g) Each Secured Party acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Secured Party also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Secured Party and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

     (h) Each Secured Party, by accepting the benefits of this Agreement, agrees to indemnify the Collateral Agent in its capacity as such (to the extent not reimbursed by HCC, or the other Grantors and without limiting the obligation of HCC and each other Grantor to do so), ratably according to the respective amounts of the Secured Obligations owed to such Secured Party, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Secured Obligations) be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement, any of the other Transaction Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Collateral Agent's gross negligence or willful misconduct. The agreements in this paragraph shall survive the payment of the Secured Obligations and all other amounts payable hereunder. No Secured Party shall be entitled to the benefits of this Agreement if it has failed to confirm in writing (in form and substance satisfactory to the Collateral Agent) that it is bound by and subject to the provisions of this Section 7.5 following a request to do so by the Collateral Agent. Any Secured Party which fails to provide such a confirmation shall not be entitled to vote with respect to matters relating to this Agreement or the Collateral or to share in any distribution of, or payments or distributions in respect of, the Collateral.

     (i) The Collateral Agent shall be entitled to and succeed to all rights of the Administrative Agent under the Original Guarantee and Collateral Agreement and all liens created under the Original Guarantee and Collateral Agreement shall continue in full force and effect hereunder without interruption in perfection or priority.

                            SECTION 8. MISCELLANEOUS

     8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 of the Senior Credit Agreement (or the comparable provision of any bank credit agreement which refinances the Senior Credit Agreement), notwithstanding any provisions of the Transaction Documents to the contrary.

     8.2 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in
Section 11.2 of the Senior Credit Agreement and Section 12.1 of each of the Synthetic Guarantees; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

     8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     8.4 Enforcement Expenses; Indemnification. (a) Each Grantor agrees to pay or reimburse the Collateral Agent and each Secured Party for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and the other Transaction Documents to which such Grantor is a party, including, without limitation, reasonable fees and disbursements of counsel to the Collateral Agent and the several Secured Parties.

     (b) Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

     (c) Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent that HCC would be required to do so pursuant to Section 11.5 of the Senior Credit Agreement, mutatis mutandis.

     (d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Transaction Documents.

     8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

     8.6 Set-Off. Each Grantor hereby irrevocably authorizes the Collateral Agent and each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Agent or such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Collateral Agent or such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to the Collateral Agent or such Secured Party hereunder and claims of every nature and description of the Collateral Agent or such Secured Party against such Grantor, in any currency, whether arising hereunder, under any Transaction

Document or otherwise, as the Collateral Agent or such Secured Party may elect, whether or not the Collateral Agent or any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Collateral Agent and each Secured Party shall notify such Grantor promptly of any such set-off and the application made by the Collateral Agent or such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent and each Secured Party under this Section 9.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent or such Secured Party may have.

     8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     8.10 Integration. This Agreement and the other Transaction Documents represent the agreement of the Grantors, the Collateral Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Transaction Documents.

     8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     8.12 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

     8.13 Acknowledgements. Each Grantor hereby acknowledges that:

     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Transaction Documents to which it is a party;

     (b) neither the Collateral Agent nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Transaction Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

     (c) no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

     8.14 Additional Grantors. Each Subsidiary of Holdings that is required to become a party to this Agreement pursuant to Section 7.10 of the Senior Credit Agreement or Section 10.10 of each of the Synthetic Guarantees shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

     8.15 Releases. (a) At such time as the Secured Debt and the other Obligations (other than Obligations in respect of Derivatives Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

     (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Transaction Documents, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of HCC, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Transaction Documents.

     8.16 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (AS DEFINED IN THE SENIOR CREDIT AGREEMENT) OR ANY OTHER CREDIT

DOCUMENT (AS DEFINED IN ANNEX A TO EACH OF THE PARTICIPATION AGREEMENTS) AND FOR ANY COUNTERCLAIM THEREIN.

     8.17 Amendment and Restatement. (a) As of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Original Guarantee and Collateral Agreement are hereby amended and restated in their entirety by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement, except that nothing herein or in the other Transaction Documents shall impair or adversely affect the continuation of the liability of the Grantors for the Obligations heretofore incurred and the security interests, liens and other interests in the Collateral heretofore granted, pledged and/or assigned by the Grantors to the Collateral Agent and the Administrative Agent under the Original Guarantee and Collateral Agreement, for itself and for the benefit of the Secured Parties.

     (b) The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of any of the obligations, liabilities and indebtedness of the Company evidenced by or arising under the Original Guarantee and Collateral Agreement or the Transaction Documents, and the liens and security interests securing such other obligations, liabilities and indebtedness, which shall not in any manner be impaired, limited, terminated, waived or released.

     (c) The Grantors hereby acknowledge, confirm and agree that (a) the Collateral Agent, for itself and for the benefit of the Secured Parties, has and shall continue to have a security interest in and lien upon the Collateral heretofore granted to the Collateral Agent (or Administrative Agent) under the Original Guarantee and Collateral Agent, and (b) the liens and security interests of the Collateral Agent in the Collateral shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interest under the Original Guarantee and Collateral Agreement.

     IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

                           HANOVER COMPRESSOR COMPANY

                           By: /s/ John E. Jackson
                               Name:  John E. Jackson
                               Title: Senior Vice President & CFO

                           HANOVER COMPRESSION LIMITED PARTNERSHIP

                           By: /s/ John E. Jackson
                               Name:  John E. Jackson
                               Title: Senior Vice President & CFO

                               ENERGY TRANSFER - HANOVER VENTURE L.P.
                               GULF COAST DISMANTLING, INC.
                               HANOVER ASIA, INC.
                               HANOVER AUSTRALIA, L.L.C.
                               HANOVER COMPRESSED NATURAL GAS SERVICES, LLC
                               HANOVER COMPRESSOR NIGERIA, INC.
                               HANOVER COMPRESSION GENERAL HOLDINGS LLC
                               HANOVER COMPRESSOR CAPITAL TRUST
                               [HANOVER ECUADOR L.L.C.]
                               HANOVER GENERAL ENERGY TRANSFER, LLC
                               HANOVER HL HOLDINGS, LLC
                               HANOVER HL, LLC
                               HANOVER IDR, INC.
                               HANOVER LIMITED ENERGY TRANSFER, LLC
                               HANOVER MEASUREMENT, LLC
                               HANOVER PARTNERS NIGERIA LLC
                               HANOVER POWER (GATES), LLC
                               HANOVER POWER, LLC
                               HANOVER/TRINIDAD, L.L.C.
                               HC CAYMAN LLC
                               HC LEASING, INC.
                               HCC HOLDINGS, INC.
                               HCL COLOMBIA, INC.
                               KOG, INC.
                               SOUTHWEST INDUSTRIES, INC.

                               By: /s/ John E. Jackson
                                   Name:  John E. Jackson
                                   Title: V.P. Treasure

                               HANOVER SPE, LLC

                               By: Hanover Compressor Company, the managing
                                   member

                                   By: /s/ John E. Jackson
                                       Name:  John E. Jackson
                                       Title: Senior Vice President

                                                                     Schedule 1

                         NOTICE ADDRESSES OF GUARANTORS

                                                                     Schedule 2

                            FILINGS AND OTHER ACTIONS

                     REQUIRED TO PERFECT SECURITY INTERESTS

                         Uniform Commercial Code Filings

          [List each office where a financing statement is to be filed]


                          Patent and Trademark Filings

                               [List all filings]

                      Actions with respect to Pledged Stock

                                  Other Actions

                      [Describe other actions to be taken]

                                                                    Schedule 3

       LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE


         Grantor                   Jurisdiction of            Location of Chief
                                     Organization              Executive Office
         -------                   ---------------            -----------------

                           ACKNOWLEDGEMENT AND CONSENT

     The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of January 31, 2003 as amended and restated as of February 14, 2003 (the "Agreement"), made by the Grantors parties thereto for the benefit of JPMorgan Chase Bank, as Collateral Agent. The undersigned agrees for the benefit of the Collateral Agent and the Secured Parties as follows:

     1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

     2. The terms of Sections 6.3(c) and 6.7(b) of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7(b) of the Agreement.

                                     [NAME OF ISSUER]



                                     By:
                                        --------------------------------------
                                          Name:
                                          Title:

                                     Address for Notices:


                                     -----------------------------------------


                                     -----------------------------------------


                                     -----------------------------------------
                                     Fax:

                                                                     Annex 1 to
                                             Guarantee and Collateral Agreement

     ASSUMPTION AGREEMENT, dated as of ________________, 200_, made by ______________________________ (the "Additional Grantor"), in favor of JPMorgan Chase Bank, as collateral agent (in such capacity, the "Collateral Agent") for the banks and other financial institutions or entities (the "Secured Parties") parties to the Transaction Documents referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Senior Credit Agreement.

                              W I T N E S S E T H :

     WHEREAS, Hanover Compressor Company ("Holdings"), Hanover Compression Limited Partnership ("HCC") and the Secured Parties have entered into the Transaction Documents (as defined in the Guarantee and Collateral Agreement referred to below);

     WHEREAS, in connection with the Transaction Documents, HCC and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of January 31, 2003, as amended and restated as of February 14, 2003 (and as may be further amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Collateral Agent for the benefit of the Secured Parties;

     WHEREAS, the Senior Credit Agreement and the Synthetic Guarantees require the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

     WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

     NOW, THEREFORE, IT IS AGREED:

     1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

     2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                       [ADDITIONAL GRANTOR]



                                       By:
                                          -------------------------------
                                          Name:
                                          Title:

                                                                    Annex 1-A to
                                                            Assumption Agreement

                            Supplement to Schedule 1

                            Supplement to Schedule 2

                            Supplement to Schedule 3